FingerMotion Releases Strategic Message from CEO

NEW YORK, NY / ACCESSWIRE / January 31, 2022 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to release a video message with corporate updates and expectations for 2022 from the Company’s CEO at the opening of the market today.

Direct access to the video message is available via the following weblink: https://youtu.be/4_kOhdgFtEk

The link to the video will also be posted in the Investor Relations page on the Company’s website at https://www.fingermotion.com/.

Recent Key Highlights & 2022 Objectives

●	Uplist to the Nasdaq Capital Market in late December 2021

●	Nasdaq listing makes us more visible and more accessible, providing us with the opportunity to approach many new investors, both institutional and retail

●	Continued growth of 'top-up' business with top 3 e-commerce portals - Alibaba's Tmall, PinDuoDuo and JD.com

●	SMS Division growth due to the reliability of our platform and efficiency of our governmental review process has made this division our highest revenue generator to date

●	Launch of two new brands in cooperation with a top 5 insurance company, which will offer device protection plans to the telco users which is expected to provide solid revenue growth

●	Growth in Rich Communication Services ("RCS") division, which will take advantage of the already well-established 5G infrastructure in China

●	Progress of Sapientus - expected significant and substantial revenue opportunities with Pac Life Re and Munich Re due to our access to valuable subscriber data

●	Hopeful to announce our first true steps into the Insurtech space in the near future, which we expect to offer significant revenue opportunities

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.